Exhibit 23.1



                        CONSENT OF INDEPENTDENT AUDITORS


The Board of Directors
Union Bankshares Corporation:


We consent to the use of our report included in Union Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in accounting for certain investments in debt and equity securities.


                                            KPMG Peat Marwick LLP


Richmond, Virginia
June 21, 1996